Exhibit 99.1

Infinera Corporation Reports Third Quarter 2019 Financial Results

Sunnyvale, Calif., November 12, 2019 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its third quarter ended September 28, 2019.
GAAP revenue for the quarter was $325.3 million compared to $296.3 million in the second quarter of 2019 and $200.4 million in the third quarter of 2018.
GAAP gross margin for the quarter was 26.7% compared to 20.7% in the second quarter of 2019 and 35.0% in the third quarter of 2018. GAAP operating margin for the quarter was (21.3)% compared to (36.6)% in the second quarter of 2019 and (12.6)% in the third quarter of 2018.
GAAP net loss for the quarter was $(84.8) million, or $(0.47) per share, compared to a net loss of $(113.7) million, or $(0.64) per share, in the second quarter of 2019, and net loss of $(32.6) million, or $(0.21) per share, in the third quarter of 2018.
Non-GAAP revenue for the quarter was $327.6 million compared to $306.9 million in the second quarter of 2019 and $200.4 million in the third quarter of 2018.
Non-GAAP gross margin for the quarter was 33.1% compared to 30.7% in the second quarter of 2019 and 38.4% in the third quarter of 2018. Non-GAAP operating margin for the quarter was (5.7)% compared to (12.3)% in the second quarter of 2019 and (2.6)% in the third quarter of 2018.
Non-GAAP net loss for the quarter was $(30.5) million, or $(0.17) per share, compared to a net loss of $(42.0) million, or $(0.24) per share, in the second quarter of 2019, and net loss of $(6.7) million, or $(0.04) per share, in the third quarter of 2018.
A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.
“In the third quarter, we delivered solid results and achieved significant bookings growth while completing the most challenging tasks of the Coriant integration. Our focused execution and growing backlog keep us on track to deliver double our synergy savings commitments in fiscal 2019 and return to non-GAAP operating profitability and positive cash flow for the fourth quarter of 2019,” said Tom Fallon, Infinera CEO. “We have also enhanced our innovation pipeline with announced DRX wins, the successful launch of XR optics, and growing confidence in our plan to deliver 800G products to the market in 2020.”

Financial Outlook
Infinera's outlook for the quarter ending December 28, 2019 is as follows:

•	GAAP revenue is expected to be $363 million +/- $10 million. Non-GAAP revenue is expected to be $365 million +/- $10 million.

•	GAAP gross margin is expected to be 32% +/- 100 bps. Non-GAAP gross margin is expected to be 35% +/- 100 bps.

•	GAAP operating expenses are expected to be $151 million +/- $2 million. Non-GAAP operating expenses are expected to be $127 million +/- $2 million.

•	GAAP operating margin is expected to be approximately (10)%. Non-GAAP operating margin is expected to be between break even and 2%.

•	GAAP EPS is expected to be $(0.26) +/- $0.02. Non-GAAP EPS is expected to be $(0.03) +/- $0.02.

Third Quarter 2019 Investor Slides Available Online

Investor slides reviewing Infinera’s third quarter of 2019 financial results will be furnished to the SEC on Form 8-K and published on Infinera’s Investor Relations website at investors.infinera.com. Analyst and investors are encouraged to review these slides prior to participating in the conference call webcast.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the third quarter of 2019 and its outlook for the fourth quarter of 2019 today at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Ted Moreau
Tel. +1 (916) 595-8157	Tel. +1 (408) 542-6205
avue@infinera.com	tmoreau@infinera.com

About Infinera

Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read our latest blog posts at www.infinera.com/blog.

Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to deliver double its synergy savings commitments in fiscal 2019; its expectations of being on track to return to non-GAAP operating profitability and positive cash flow for the fourth quarter of 2019; its ability to deliver 800G products to the market in 2020; and its financial outlook for the fourth quarter of 2019.

Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the combined company's ability to successfully complete the integration of the businesses; Infinera's ability to realize synergies in a timely manner; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to make anticipated capital expenditures; Infinera's ability to service its debt obligations and pursue its strategic plan; market acceptance of Infinera’s end-to-end portfolio; Infinera’s ability to successfully integrate its enterprise resource planning system and other management systems; the diversion of management time on issues related to the integration and the implementation of its enterprise resource planning system; delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; the effects of customer consolidation; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions, including tariffs, on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on June 29, 2019 as filed with the SEC on August 8, 2019, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude acquisition-related deferred revenue and inventory adjustments, other customer related charges, non-cash stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and related costs (credits), litigation charges, amortization of debt discount on Infinera’s convertible senior notes, impairment charge of non-marketable equity investments, gain on non-marketable equity investments, and certain purchase accounting adjustments related to Infinera's acquisitions, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2019 that exclude non-cash stock-based compensation expenses, acquisition-related deferred revenue adjustments, acquisition and integration costs related to Infinera's acquisition of Coriant, restructuring and related expenses, amortization of debt discount on Infinera’s convertible senior notes, amortization of acquired intangible assets and related tax effects. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating margin, net loss, or basic and diluted net loss per share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue:
Product	$253,754	$167,030	$703,627	$513,947
Services	71,587	33,383	210,671	97,374
Total revenue	325,341	200,413	914,298	611,321
Cost of revenue:
Cost of product	186,205	117,152	521,523	335,674
Cost of services	34,866	13,075	108,373	38,945
Amortization of intangible assets	7,796	—	24,146	—
Acquisition and integration costs	8,447	—	21,211	—
Restructuring and related	1,198	7	24,528	50
Total cost of revenue	238,512	130,234	699,781	374,669
Gross profit	86,829	70,179	214,517	236,652
Operating expenses:
Research and development	71,748	50,658	219,345	165,497
Sales and marketing	35,756	26,073	113,444	86,286
General and administrative	27,621	18,415	96,337	54,616
Amortization of intangible assets	6,861	—	20,663	—
Acquisition and integration costs	11,962	—	31,260	—
Restructuring and related	2,168	191	22,827	1,708
Total operating expenses	156,116	95,337	503,876	308,107
Loss from operations	(69,287)	(25,158)	(289,359)	(71,455)
Other income (expense), net:
Interest income	131	292	1,080	1,818
Interest expense	(7,868)	(2,160)	(22,711)	(8,344)
Other gain (loss), net:	(6,195)	(5,449)	(5,908)	(3,514)
Total other income (expense), net	(13,932)	(7,317)	(27,539)	(10,040)
Loss before income taxes	(83,219)	(32,475)	(316,898)	(81,495)
Provision for (benefit from) income taxes	1,548	135	3,126	(667)
Net loss	(84,767)	(32,610)	(320,024)	(80,828)

Net loss per common share - basic and diluted:	$(0.47)	$(0.21)	$(1.79)	$(0.53)

Weighted average shares used in computing net loss per common share - basic and diluted:	179,988	153,492	178,357	152,028

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)(Unaudited)

	Three Months Ended						Nine Months Ended
	September 28, 2019		June 29, 2019		September 29, 2018		September 28, 2019		September 29, 2018
Reconciliation of Revenue:
U.S. GAAP as reported	$325,341		$296,250		$200,413		$914,298		$611,321
Acquisition-related deferred revenue adjustment(1)	2,305		2,530		—		7,740		—
Other customer related charges(2)	—		8,100		—		8,100		—
Non-GAAP as adjusted	$327,646		$306,880		$200,413		$930,138		$611,321

Reconciliation of Gross Profit:
U.S. GAAP as reported	$86,829	26.7%	$61,256	20.7%	$70,179	35.0%	$214,517	23.5%	$236,652	38.7%
Acquisition-related deferred revenue adjustment(1)	2,305		2,530		—		7,740		—
Other customer related charges(2)	—		8,100		—		8,100		—
Stock-based compensation(3)	1,778		1,591		1,968		4,697		5,001
Amortization of acquired intangible assets(4)	7,796		8,098		4,876		24,146		15,160
Acquisition and integration costs(5)	8,447		10,700		—		21,211		—
Acquisition-related inventory adjustments(6)	—		—		—		1,778		—
Restructuring and related(7)	1,198		1,864		7		24,528		50
Non-GAAP as adjusted	$108,353	33.1%	$94,139	30.7%	$77,030	38.4%	$306,717	33.0%	$256,863	42.0%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$156,116		$169,640		$95,337		$503,876		$308,107
Stock-based compensation(3)	8,168		11,456		9,399		27,009		29,393
Amortization of acquired intangible assets(4)	6,861		6,745		1,467		20,663		4,561
Acquisition and integration costs(5)	11,962		12,164		2,067		31,260		2,067
Restructuring and related(7)	2,168		3,471		191		22,827		1,708
Litigation charges(8)	50		4,050		—		4,100		—
Non-GAAP as adjusted	$126,907		$131,754		$82,213		$398,017		$270,378

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(69,287)	(21.3)%	$(108,384)	(36.6)%	$(25,158)	(12.6)%	$(289,359)	(31.6)%	$(71,455)	(11.7)%
Acquisition-related deferred revenue adjustment(1)	2,305		2,530		—		7,740		—
Other customer related charges(2)	—		8,100		—		8,100		—
Stock-based compensation(3)	9,946		13,047		11,367		31,706		34,394
Amortization of acquired intangible assets(4)	14,657		14,843		6,343		44,809		19,721
Acquisition and integration costs(5)	20,409		22,864		2,067		52,471		2,067
Acquisition-related inventory adjustments(6)	—		—		—		1,778		—
Restructuring and related(7)	3,366		5,335		198		47,355		1,758
Litigation charges(8)	50		4,050		—		4,100		—
Non-GAAP as adjusted	$(18,554)	(5.7)%	$(37,615)	(12.3)%	$(5,183)	(2.6)%	$(91,300)	(9.8)%	$(13,515)	(2.2)%

	Three Months Ended			Nine Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Reconciliation of Net Loss:
U.S. GAAP as reported	$(84,767)	$(113,656)	$(32,610)	$(320,024)	(80,828)
Acquisition-related deferred revenue adjustment(1)	2,305	2,530	—	7,740	—
Other customer related charges(2)	—	8,100	—	8,100	—
Stock-based compensation(3)	9,946	13,047	11,367	31,706	34,394
Amortization of acquired intangible assets(4)	14,657	14,843	6,343	44,809	19,721
Acquisition and integration costs(5)	20,409	22,864	4,567	52,471	4,567
Acquisition-related inventory adjustments(6)	—	—	—	1,778	—
Restructuring and related(7)	3,366	5,335	198	47,355	1,758
Litigation charges(8)	50	4,050	—	4,100	—
Amortization of debt discount(9)	4,456	4,348	1,578	13,045	6,249
Impairment of non-marketable equity investment(9)	—	—	4,260	—	4,260
Gain/Loss on non-marketable equity investment(10)	—	(1,009)	(1,050)	(1,009)	(1,050)
Income tax effects(11)	(873)	(2,470)	(1,395)	(3,769)	(4,339)
Non-GAAP as adjusted	$(30,451)	$(42,018)	$(6,742)	$(113,698)	$(15,268)

Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.47)	$(0.64)	$(0.21)	$(1.79)	$(0.53)
Non-GAAP as adjusted	$(0.17)	$(0.24)	$(0.04)	$(0.64)	$(0.10)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	179,988	178,677	153,492	178,357	152,028
____________________________

(1)	Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Coriant acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Other customer related charges include one-time benefits and charges that are not directly related to Infinera’s ongoing or core business results. During the three months ended June 29, 2019, Infinera agreed to reimburse a customer for certain expenses incurred by them in connection with a network service outage that occurred during the fourth quarter of fiscal 2018. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this reimbursement is not indicative of ongoing operating performance.

(3)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Nine Months Ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Cost of revenue	$662	$663	$590	$1,863	$1,092
Research and development	4,153	6,127	4,077	13,883	12,593
Sales and marketing	2,189	2,099	2,744	5,835	8,688
General and administration	1,826	3,230	2,578	7,291	8,112
	8,830	12,119	9,989	28,872	30,485
Cost of revenue - amortization from balance sheet*	1,116	928	1,378	2,834	3,909
Total stock-based compensation expense	$9,946	$13,047	$11,367	$31,706	$34,394
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.

(4)
Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition, which closed during the fourth quarter of 2018. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(5)
Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with Infinera's acquisition of Coriant. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.

(7)
Restructuring and related costs are associated with Infinera's two restructuring initiatives implemented during the fourth quarter of 2018 and during the fourth quarter of 2017, the planned closure of the Company's Berlin, Germany manufacturing facility and Coriant's historical restructuring plan associated with its early retirement plan. In addition, management included accelerated amortization on operating lease right-of-use assets due to the cease use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(8) Litigation charges are associated with the settlement of a litigation matter during the three months ended June 29, 2019. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.

(9)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and the $150 million in aggregate principal amount of its 1.75% convertible debt issuance in May 2013 due June 2018, over the term of the respective notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(10)
Management has excluded the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this income is not indicative of ongoing operating performance

(11)
The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$94,804	$202,954
Short-term investments	—	26,511
Short-term restricted cash	—	13,229
Accounts receivable, net of allowance for doubtful accounts of $2,867 in 2019 and $3,680 in 2018	284,448	317,115
Inventory	324,845	311,888
Prepaid expenses and other current assets	118,502	85,400
Total current assets	822,599	957,097
Property, plant and equipment, net	156,570	342,820
Operating lease right-of-use assets	69,233	—
Intangible assets	184,183	233,119
Goodwill	234,485	227,231
Long-term restricted cash	25,826	26,154
Other non-current assets	13,375	14,849
Total assets	$1,506,271	$1,801,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$206,641	$191,187
Accrued expenses and other current liabilities	160,747	131,891
Accrued compensation and related benefits	88,693	71,152
Short-term debt, net	6,939	—
Accrued warranty	22,437	20,103
Deferred revenue	72,870	88,534
Total current liabilities	558,327	502,867
Long-term debt, net	318,916	266,929
Long-term financing lease obligation	1,259	193,538
Accrued warranty, non-current	21,900	20,918
Deferred revenue, non-current	32,750	31,768
Deferred tax liability	9,146	13,347
Operating lease liabilities	65,142	—
Other long-term liabilities	72,132	68,082
Commitments and contingencies (Note 19)
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of September 28, 2019 and December 29, 2018
Issued and outstanding shares – 180,595 as of September 28, 2019 and 175,452 as of December 29, 2018	181	175
Additional paid-in capital	1,729,875	1,685,916
Accumulated other comprehensive loss	(50,060)	(25,300)
Accumulated deficit	(1,253,297)	(956,970)
Total stockholders' equity	426,699	703,821
Total liabilities and stockholders’ equity	$1,506,271	$1,801,270

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash Flows from Operating Activities:
Net loss	$(320,024)	$(80,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	91,181	50,339
Non-cash restructuring charges and related (credits)	22,236	(81)
Amortization of debt discount and issuance costs	14,107	6,752
Impairment on non-marketable equity investment	—	4,260
Operating lease amortization, net of accretion	31,263	—
Stock-based compensation expense	31,565	34,394
Other loss	579	(836)
Changes in assets and liabilities:
Accounts receivable	27,521	(27,728)
Inventory	(23,339)	(926)
Prepaid expenses and other assets	(53,470)	294
Accounts payable	16,487	26,254
Accrued liabilities and other expenses	12,807	(30,754)
Deferred revenue	(8,073)	(8,669)
Net cash used in operating activities	(157,160)	(27,529)
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	—	(2,986)
Proceeds from sales of available-for-sale investments	—	53,039
Proceeds from sale of non-marketable equity investments	1,009	1,050
Proceeds from maturities of investments	26,584	98,112
Acquisition of business, net of cash acquired	(10,000)	—
Proceeds from sale of assets	778	—
Purchase of property and equipment	(28,331)	(27,027)
Net cash provided by (used in) investing activities	(9,960)	122,188
Cash Flows from Financing Activities:
Proceeds from issuance of debt, net	37,334	391,431
Payment of debt issuance cost	(124)	—
Purchase of capped call transactions	—	(48,880)
Repayment of debt	(197)	(150,000)
Proceeds from issuance of common stock	12,053	17,693
Minimum tax withholding paid on behalf of employees for net share settlement	(393)	(1,093)
Net cash provided by (used in) financing activities	48,673	209,151
Effect of exchange rate changes on cash and restricted cash	(3,260)	(3,054)
Net change in cash, cash equivalents and restricted cash	(121,707)	300,756
Cash, cash equivalents and restricted cash at beginning of period	242,337	121,486
Cash, cash equivalents and restricted cash at end of period(1)	$120,630	$422,242

Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$15,924	$3,320
Cash paid for interest	$13,369	$1,332
Supplemental schedule of non-cash investing and financing activities:
Third-party manufacturer funding for transfer expenses incurred	$6,541	$—
Unpaid debt issuance cost	$1,931	$—
Transfer of inventory to fixed assets	$2,440	$1,165

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	September 28, 2019	September 29, 2018

	(In thousands)
Cash and cash equivalents	$94,804	$416,406
Short-term restricted cash	—	402
Long-term restricted cash	25,826	5,434
Total cash, cash equivalents and restricted cash	$120,630	$422,242

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19
GAAP Revenue ($ Mil)	$195.8	$202.7	$208.2	$200.4	$332.1	$292.7	$296.3	$325.3
GAAP Gross Margin %	24.1%	40.5%	40.5%	35.0%	25.4%	22.7%	20.7%	26.7%
Non-GAAP Gross Margin %(1)	37.5%	43.7%	43.9%	38.4%	31.8%	35.3%	30.7%	33.1%
Revenue Composition:
Domestic %	53%	64%	58%	49%	39%	45%	45%	51%
International %	47%	36%	42%	51%	61%	55%	55%	49%
Customers >10% of Revenue	1	2	2	2	2	1	1	1
Cash Related Information:
Cash from Operations ($ Mil)	($1.0)	($14.1)	$7.0	($20.4)	($71.6)	($56.2)	($63.8)	($37.2)
Capital Expenditures ($ Mil)	$7.8	$8.0	$13.5	$5.5	$10.7	$6.6	$9.2	$12.5
Depreciation & Amortization ($ Mil)	$16.6	$17.0	$16.3	$17.1	$50.2	$31.0	$31.2	$29.0
DSOs	59	73	65	70	87	83	80	80
Inventory Metrics:
Raw Materials ($ Mil)	$27.4	$30.3	$30.5	$33.6	$74.5	$82.5	$70.4	$47.2
Work in Process ($ Mil)	$59.6	$66.5	$61.6	$56.4	$57.2	$63.0	$59.5	$52.2
Finished Goods ($ Mil)	$127.7	$119.1	$127.2	$121.9	$180.2	$187.0	$208.9	$225.4
Total Inventory ($ Mil)	$214.7	$215.9	$219.3	$211.9	$311.9	$332.5	$338.8	$324.8
Inventory Turns(2)	2.3	2.1	2.1	2.3	2.9	2.3	2.5	2.7
Worldwide Headcount	2,145	2,084	2,070	2,079	3,876	3,708	3,632	3,557
Weighted Average Shares Outstanding (in thousands):
Basic	149,412	150,333	152,259	153,492	174,908	176,406	178,677	179,988
Diluted(3)	150,098	151,633	154,777	154,228	175,629	176,602	179,343	182,073

(1)
Non-GAAP adjustments include restructuring and related costs (credit), non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisitions, amortization of acquired intangible assets, other customer related charges and certain other one-time charges. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

(3)	Diluted shares presented for information only.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q4'19
Outlook
Reconciliation of Revenue:
U.S. GAAP	$363
Acquisition-related deferred revenue adjustment	2
Non-GAAP	$365

Reconciliation of Gross Margin:
U.S. GAAP	32%
Acquisition-related deferred revenue adjustment	1%
Amortization of acquired intangible assets	2%
Non-GAAP	35%

Reconciliation of Operating Expenses:
U.S. GAAP	$151
Stock-based compensation	(9)
Amortization of acquired intangible assets	(7)
Acquisition and integration costs	(7)
Restructuring and related	(1)
Non-GAAP	$127

Reconciliation of Operating Margin:
U.S. GAAP	(10)%
Acquisition-related deferred revenue adjustment	1%
Stock-based compensation	2%
Amortization of acquired intangible assets	5%
Acquisition and integration costs	2%
Restructuring and related	1%
Non-GAAP	1%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.26)
Acquisition-related deferred revenue adjustment	0.01
Stock-based compensation	0.06
Amortization of acquired intangible assets	0.08
Acquisition and integration costs	0.04
Restructuring and related	0.02
Amortization of debt discount	0.02
Non-GAAP	$(0.03)